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                       CONTINGENT WARRANT ESCROW AGREEMENT

                                    This Contingent Warrant Escrow Agreement
                           (this "Agreement") is made this 5th day of June, 1996, by and between BENEDEK COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation (the "Contingent Warrant Escrow Agent").

                  SECTION 1. Deposit. Pursuant to the terms of the Warrant Agreement dated as of the date hereof (the "Warrant Agreement"), delivered in connection with the offer and sale (the "Offering") of 60,000 Units (the "Units") consisting of $60,000,000 aggregate liquidation preference of 15.0% Exchangeable Redeemable Senior Preferred Stock Due 2007 (the "Exchangeable Preferred Stock"), 600,000 Initial Warrants (the "Initial Warrants") to purchase 600,000 shares of Class A Common Stock (the "Common Stock") of the Company and 888,000 Contingent Warrants (the "Contingent Warrants" and, together with the Initial Warrants, the "Warrants") to purchase 888,000 shares of Common Stock, the Company shall deliver to the Contingent Warrant Escrow Agent for deposit in a designated account (the "Contingent Warrant Escrow Account"), on behalf of each purchaser of the Units (collectively, the "Purchasers") (a) on the date of initial issuance of the Warrants (the "Issue Date"), all the Contingent Warrants and (b) on the trading day immediately following the day of a tender offer or exchange offer for shares of Class A Common Stock described in Section 4.05 of the Warrant Agreement, such an amount as calculated in Section 4.05 of the Warrant Agreement (collectively, such Contingent Warrants and such amount are referred to herein as the "Contingent Warrant Escrow Property"). At all times from the deposit with the Contingent Warrant Escrow Agent in the Contingent Warrant Escrow Account until the Contingent Warrant Release Date, the Contingent Warrants will be considered to be a part of the Units. The Contingent Warrant Escrow Agent hereby agrees that upon receipt thereof such Contingent Warrant Escrow Property shall be released from escrow hereunder only in conformity with the purposes of, and upon the terms and conditions set forth in, this Agreement and the Contingent Warrant Escrow Agent agrees to hold such Contingent Warrant Escrow Property. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Warrant Agreement.




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                  SECTION 2. Release from Escrow. The Contingent Warrant Escrow
Agent shall release from escrow and deliver the Contingent Warrant Escrow Property to the Company, upon the Contingent Warrant Escrow Agent's receipt of and in accordance with a certificate of the Company, substantially in the form of Exhibit A, stating that (i) all the Units, including the Contingent Warrants, have been mandatorily redeemed pursuant to the terms set forth in the Warrant Agreement or (ii) as of the date of such certificate, no shares of Exchangeable Preferred Stock or principal amount of Exchange Debentures, as the case may be, are outstanding. If as of the Contingent Warrant Release Date, the Contingent Warrant Escrow Agent has not theretofor received a certificate of the Company of the type described in the preceding sentence, then on the Contingent Warrant Release Date, unless otherwise provided in a certificate delivered by the Company pursuant to Section 3.10(b) of the Warrant Agreement one Business Day prior to the Contingent Warrant Release Date providing for the release to the Holders of less than all the Contingent Warrants (in which event the Contingent Warrant Escrow Agent shall release on the Contingent Warrant Release Date only the aggregate number of Contingent Warrants set forth in such certificate), the Contingent Warrant Escrow Agent shall release the Contingent Warrant Escrow Property to the Holders of record on such date of the then outstanding shares of Exchangeable Preferred Stock or then outstanding Exchange Debentures, as the case may be, in the form of certificated Contingent Warrants representing each such Holder's pro rata portions of all the then outstanding shares of Exchangeable Preferred Stock or then outstanding Exchange Debentures, as the case may be, as shown on the security register for the Exchangeable Preferred Stock or the Exchange Debentures, as applicable, provided, however, that if on the Contingent Warrant Release Date all shares of Exchangeable Preferred Stock are represented by a Global Exchangeable Preferred Stock certificate, then the Contingent Warrant Escrow Agent shall release the Contingent Warrant Escrow Property in the form of a Global Contingent Warrant certificate. The Contingent Warrant Escrow Agent shall be entitled, in releasing the Contingent Warrant Escrow Property in accordance with the previous sentence, to rely upon such security register or certificate, as the case may be, for purposes of making such distribution and shall have no liability or duty to inquire further as to the identity of the Holders, their respective holdings, the number of Contingent Warrants to which they are entitled or the addresses to which Contingent Warrants shall be sent. Upon distribution of all the Contingent Warrant Escrow



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Property pursuant to such instructions, the Contingent Warrant Escrow Agent shall be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith.

                  SECTION 3. Compensation and Reimbursement of Contingent Warrant Escrow Agent. The Company shall pay to the Contingent Warrant Escrow Agent fees and expenses in accordance with the letter agreement between them.

                  SECTION 4. Responsibilities of the Contingent Warrant Escrow Agent. (a) The Contingent Warrant Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Contingent Warrant Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement of the Company beyond the specific terms hereof.

                  (b) The Contingent Warrant Escrow Agent shall not be liable hereunder except for its own gross negligence, bad faith or willful misconduct and the Company agrees to indemnify the Contingent Warrant Escrow Agent for and hold it harmless as to any loss, liability or expenses, including attorney fees, incurred without gross negligence or willful misconduct on the part of the Contingent Warrant Escrow Agent and arising out of or in connection with the Contingent Warrant Escrow Agent's duties under this Agreement. In no event shall the Contingent Warrant Escrow Agent be liable (i) for acting in good faith in accordance with instructions from the Company or any of its agents, (ii) for special or consequential damages, (iii) for the acts or omissions of its nominees, correspondents, designees, sub-agents or sub-custodians or (iv) for any amount in excess of the value of the Contingent Warrant Escrow Property.

                  (c) The Contingent Warrant Escrow Agent shall (in the absence of bad faith) be entitled to rely upon any order, judgment, certification, instruction, notice, opinion or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Contingent Warrant Escrow Agent may (in the absence of bad faith) act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and assume that any person




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purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  The Contingent Warrant Escrow Agent may at any time request in writing written instructions from the Company, and may at its option include in such request the course of action it proposes to take, and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Contingent Warrant Escrow Agent shall not be liable for acting without the consent of the Company in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least five business days after the Company receives the Contingent Warrant Escrow Agent's request for instructions and its proposed course of action, and provided further that, prior to so acting, the Contingent Warrant Escrow Agent has not received the written instructions requested.

                  (d) The Contingent Warrant Escrow Agent may act in accordance with advice of counsel chosen by it with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted to be taken in good faith in accordance with such advice.

                  (e) The Contingent Warrant Escrow Agent does not have any interest in the Contingent Warrant Escrow Property deposited hereunder but is serving as escrow holder only and has only possession thereof.

                  (f) The Contingent Warrant Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it by the Company or any Purchaser.

                  (g) The Contingent Warrant Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

                  (h) In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or between the undersigned or any other person or entity with respect to any property deposited hereunder, the Contingent Warrant Escrow Agent shall be entitled, at



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its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property so long as such dispute or conflict shall continue, and the Contingent Warrant Escrow Agent shall not be or become liable in any way to the undersigned for its failure or refusal to comply with such conflicting claims, demands or instructions. The Contingent Warrant Escrow Agent shall be entitled to refuse to act until, at its sole option, either such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in writing, satisfactory to the Contingent Warrant Escrow Agent or the Contingent Warrant Escrow Agent shall have received security or an indemnity satisfactory to the Contingent Warrant Escrow Agent sufficient to save the Contingent Warrant Escrow Agent harmless from and against any and all loss, liability or expense which the Contingent Warrant Escrow Agent may incur by reason of its acting. The Contingent Warrant Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Contingent Warrant Escrow Agent may deem necessary.

                  (i) No provision of this Agreement shall require the Contingent Warrant Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

                  (j) The Contingent Warrant Escrow Agent shall not be required to invest any amounts held as part of the Contingent Warrant Escrow Property.

                  SECTION 5. Resignation or Removal of Contingent Warrant Escrow Agent. (a) The Contingent Warrant Escrow Agent may resign at any time by giving at least 30 days' written notice to the Company and the Warrant Agent. During such 30 days, the Company shall appoint a successor Contingent Warrant Escrow Agent at which time the Contingent Warrant Escrow Agent shall hold such property or funds, pending distribution, until all fees, costs and expenses or other obligations owed to the Contingent Warrant Escrow Agent are paid. If a successor Contingent Warrant Escrow Agent has not been appointed or has not accepted such appointment by the end of the 30-day period, the Contingent Warrant Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Contingent Warrant Escrow Agent, or for other appropriate relief and the costs, expenses and reasonable attorney's fees and




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expenses which the Contingent Warrant Escrow Agent incurs in connection with such a proceeding shall be paid by the Company.

                  (b) The Company may remove the Contingent Warrant Escrow Agent upon 30 days written notice to the Contingent Warrant Escrow Agent. Such removal shall take effect upon delivery of the Contingent Warrant Escrow Property to a successor Contingent Warrant Escrow Agent designated in writing by the Company, and the Contingent Warrant Escrow Agent shall thereupon be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith. The Contingent Warrant Escrow Agent shall deliver the Contingent Warrant Escrow Property without unreasonable delay after receiving notice from the Company of its designation of a successor Contingent Warrant Escrow Agent and upon receipt of all fees and reimbursement for all costs and other expenses or other obligations owed to the Contingent Warrant Escrow Agent.

                  (c) If after 45 days from the date of delivery of its written notice of intent to resign or of the Company's notice of removal the Contingent Warrant Escrow Agent has not received a written designation of a successor Contingent Warrant Escrow Agent, the Contingent Warrant Escrow Agent's sole responsibility shall be in its sole discretion either to retain custody of the Contingent Warrant Escrow Property without any obligation to invest or reinvest any such Contingent Warrant Escrow Property until it receives such designation, or to apply to a court of competent jurisdiction for appointment of a successor Contingent Warrant Escrow Agent and after such appointment to have no further duties or responsibilities in connection herewith.

                  (d) The provisions of Sections 2, 3, 4, and 6 shall survive termination of this Agreement and/or the resignation or removal of the Contingent Warrant Escrow Agent.

                  SECTION 6.  Choice of Law and Jurisdiction.
(a)  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT
REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  (b) The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent court of the State



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of New York or by a United States Federal Court, in either case located in The
Borough of Manhattan, The City of New York. Each of the parties hereto hereby submits to the personal jurisdiction of such courts, hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return-receipt requested, directed to it at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed, and hereby waives the right to a trial by jury in any action or proceedings relating to or arising from, directly or indirectly, this Agreement.

                  SECTION 7. Benefits and Assignment. Nothing in this Agreement, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and their successors and assigns, any legal claim under any covenant, condition or provision hereof, all the covenants, conditions and provisions contained in this Agreement being for the sole benefit of the parties hereto and their successors and assigns. No party may assign any of its rights or obligations under this Agreement without the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought.

                  SECTION 8. Third Party Beneficiaries. The Contingent Warrant Escrow Agent agrees that the representations, warranties and covenants of the Contingent Warrant Escrow Agent and of the Company contained herein are intended for the benefit of Holders from time to time of shares of Exchangeable Preferred Stock and each shall be deemed to be a third party beneficiary with respect thereto, entitled to enforce directly and in its own name any rights or claims such Holders may have against the Contingent Warrant Escrow Agent and of the Company with respect thereto.

                  SECTION 9. Amendment and Waiver. This Agreement may be modified only by a written amendment signed by each of the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

                  SECTION 10. Use of the Contingent Warrant Escrow Agent's Name. No printed or other material in any language, including prospectuses, notices, reports and promotional material which mentions the Contingent Warrant Escrow Agent




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by name or the rights, powers or duties of the Contingent Warrant Escrow Agent under this Agreement shall be issued by or on behalf of the Company without the prior consent of the Contingent Warrant Escrow Agent.

                  SECTION 11. Headings. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation thereof.

                  SECTION 12. Notices. All notices, instructions, reports and other written communications to be given or made under this Agreement shall be sufficiently given or made if, unless otherwise indicated, delivered personally, by facsimile (receipt confirmed by telephone) or sent by first-class mail, postage prepaid:

                  (a)      To the Contingent Warrant Escrow Agent at:

                           IBJ Schroder Bank & Trust Company
                           One State Street
                           New York, New York 10004
                           Attn:  Corporate Trust Department
                           Telephone No.:  (212) 858-2952
                           Facsimile No.:  (212) 858-2000

                  (b)      To the Company at:

                           Benedek Communications Corporation
                           308 West State Street
                           Rockford, Illinois 61101
                           Attn:  Mr. Ronald L. Lindwall
                           Telephone No.:  (815) 987-5350
                           Facsimile No.:  (815) 987-5335

                           with a copy to:

                           Shack & Siegel, P.C.
                           530 Fifth Avenue
                           New York, New York 10036
                           Attn:  Paul S. Goodman, Esq.
                           Telephone No.:  (212) 782-0705
                           Facsimile No.:  (212) 730-1964

                  SECTION 13. Separability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision



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is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

                  SECTION 14. Entire Agreement. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

                  SECTION 15. Rights and Remedies. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy shall not preclude or inhibit the subsequent exercise of such right or remedy.

                  SECTION 16. Representations and Warranties. (a) The Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Company. The execution, delivery and performance of this Agreement by the Company does not violate any applicable law or regulation to which the Company is subject, except for such consents and approvals as have been obtained and are in full force and effect.

                  (b) The Contingent Warrant Escrow Agent hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Contingent Warrant Escrow Agent. The execution, delivery and performance of this Agreement by the Contingent Warrant Escrow Agent does not violate any applicable law or regulation to which it is subject and does not require the consent of any governmental or other regulatory body to which it is subject, except for such consents and approvals as have been obtained and are in full force and effect.

                  SECTION 17. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.




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                  IN WITNESS WHEREOF, the parties have caused this Contingent
Warrant Escrow Agreement to be executed by duly authorized representatives as of the day and year first written above.


                                        BENEDEK COMMUNICATIONS
                                        CORPORATION,

                                         by /s/ Ronald L. Lindwall
                                            --------------------------
                                            Name: Ronald L. Lindwall
                                            Title: Secretary
                                                   Senior Vice President-Finance


                                        IBJ SCHRODER BANK & TRUST
                                        COMPANY, as Contingent Warrant
                                        Escrow Agent,

                                         by /s/ Thomas J. Bogert
                                            --------------------------
                                            Name: Thomas J. Bogert
                                            Title: Assistant Vice President




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